UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2015

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (847) 290-1891

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2015, the Board of Directors (the “Board”) of MYR Group Inc. (“MYR”) approved amendments to MYR’s Amended and Restated By-laws (the “By-laws”), which amendments were effective upon their approval by the Board. Article III, Section 1 of the By-laws was amended to provide for a majority vote standard in uncontested director elections. As amended, the By-laws provide that a director nominee in an uncontested election will be elected if the number of shares voted “for” the director’s election exceeds 50% of the number of votes cast on the issue of that director’s election (including votes “for,” votes “against” and votes to withhold authority with respect to that director’s election, but excluding any abstentions or broker non-votes). The By-laws previously provided for a plurality vote standard in all director elections. A plurality vote standard will continue to apply to contested elections where the number of nominees exceeds the number of directors to be elected at the specific election.

In addition, the By-laws were amended (i) to delete certain obsolete provisions adopted in connection with MYR’s 2007 private offering of shares and subsequent listing of those shares and to make minor technical changes, and (ii) to expressly provide that the advance notice provisions contained in Sections 4 and 5 of Article II of the By-laws are the exclusive means for stockholders to submit business before an annual meeting of stockholders, other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

The By-laws, as amended as of December 21, 2015, are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein. The foregoing description of the amendment to the By-laws is qualified in its entirety by reference to the full text of the By-laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1        Amended and Restated By-laws of MYR Group Inc., as amended as of December 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: December 22, 2015	By:	/s/ Gerald B. Engen, Jr.
		Name:	Gerald B. Engen, Jr.
		Title:	Senior Vice President, Chief Legal Officer and Secretary

exhibit index

Exhibit No.	Description

3.1	Amended and Restated By-laws of MYR Group Inc., as amended as of December 21, 2015